Exhibit 11.1

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
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
                                                                                Three Months Ended March 31,
                                                                                     1999                   1998

                                                                                ----------------       ---------------

Net income (loss)                                                                     $ 140,110         $ (3,197,425)
   Less: preferred stock dividends                                                      (59,968)             -
                                                                                ----------------       ---------------

Net income (loss) applicable to common stock                                           $ 80,142         $ (3,197,425)
                                                                                ================       ===============

Basic:

      Weighted average number of common shares outstanding                           28,685,000            28,660,000
                                                                                ================       ===============
       Basic net income (loss) per common share                                           $ .00                $ (.11)
                                                                                ================       ===============

Diluted:
       Weighted average number of common shares outstanding                          28,685,000            28,660,000
       Weighted average number of dilutive common equivalents                           300,000              -
                                                                                ----------------       ---------------
       Weighted average number of common and common
          equivalent shares outstanding                                              28,985,000            28,660,000
                                                                                ================       ===============
       Diluted net income (loss) per common share                                         $ .00                 $(.11)
                                                                               ================       ===============
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